UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2011

Warner Music Group Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

WMG Acquisition Corp.

(Exact name of Co-Registrant as specified in its charter)

Delaware	333-121322	68-0576630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Co-Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Co-Registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2011, the Board of Warner Music Group Corp. (the “Company”) was increased in size to ten (10) directors and Thomas H. Lee was elected by the Company’s sole stockholder to fill the vacancy on the Board as a result of such increase. Mr. Lee was also appointed by the Board on August 18, 2011 to the Audit Committee and the Compensation Committee of the Company.

In addition, on August 18, 2011, Edgar Bronfman, Jr. was appointed Chairman of the Board of the Company in order to focus on strategy and growth opportunities and, in connection with that move, he resigned from his positions as Chief Executive Officer and President of the Company as well as the Company’s direct subsidiary WMG Holdings Corp. (“Holdings”) and its indirect subsidiary WMG Acquisition Corp. (“WMG”). Stephen F. Cooper, the Company’s Chairman of the Board prior to August 18, 2011, was appointed to replace him as Chief Executive Officer and President for all three entities. In connection with this change in roles, Mr. Cooper stepped down as Chairman of the Board of the Company. Mr. Cooper will remain a director of the Company, Holdings and WMG.

Mr. Cooper, 64, has been a member of the Company’s Board since July 2011, and is a member of the Supervisory Board for LyondellBasell Industries N.V., one of the world’s largest olefins, polyolefins, chemicals and refining companies. Mr. Cooper is an advisor at Zolfo Cooper, a leading financial advisory and interim management firm, of which he was a co-founder and former Chairman. Mr. Cooper is also Managing Partner of Cooper Investment Partners, a private equity firm. He has more than 30 years of experience as a financial advisor, and has served as chairman or chief executive officer of various businesses, including Vice Chairman and member of the office of Chief Executive Officer of Metro-Goldwyn-Mayer, Inc. and Chief Executive Officer of Hawaiian Telcom. Mr. Cooper received a B.A. from Occidental College and an M.B.A. from the University of Pennsylvania Wharton School of Business.

On August 19, 2011, the Company issued a press release announcing the above. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the co-registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul Robinson
Paul Robinson EVP and General Counsel

Date: August 19, 2011

WMG ACQUISITION CORP.

BY:	/s/ Paul Robinson
Paul Robinson EVP and General Counsel

Date: August 19, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated August 19, 2011.